CỘNG HÒA XÃ HỘI CHỦ NGHĨA VIỆT NAM Độc lập – Tự do – Hạnh phúc SOCIALIST REPUBLIC OF VIETNAM Independence- Freedom-Happiness ---------o0o----------

HỢP ĐỒNG LAO ĐỘNG

LABOR CONTRACT

Hôm nay, ngày 25/tháng 02/2022, tại trụ sở CÔNG TY TNHH THƯƠNG MẠI DREAM SPACE:

Today, on 25/February /2022, at the headquarters of DREAM SPACE TRADING CO., LTD:

Người sử dụng lao động Employer	Công ty TNHH THƯƠNG MẠI DREAM SPACE DREAM SPACE TRADING CO., LTD
Đại diện pháp luật	Mrs: NGUYEN THI TRUNG ANH
Chức vụ:	Giám đốc	Quốc tịch : Việt Nam
Position	Director	Nationality : Viet Nam
Mã số thuế/ Tax code	0108285939
Địa chỉ	Số nhà 26 , Ngõ 1 Đồng Me, Phường Mễ Trì, Quận Nam Từ Liêm, Hà Nội
Address	No 26, Lane 1 Dong Me, Me Tri Ward, Nam Tu Liem District, Hanoi
Người lao động	Ông Seo Jun Ho
Employee	Mr. Seo Jun Ho
Ngày sinh	02/01/1985	Quốc tịch: Hàn Quốc
Date of birth	02/01/1985	Nationality: Korean
Số hộ chiếu/CMND	M64940997	Cấp ngày: 28/02/2018	Cấp tại : Bộ ngoại giao Hàn Quốc
ID card No M64940997 Issued on: 28/02/2018 Issued at: Korean Ministry of Foreign Affairs Địa chỉ Thường Trú: 468-40, Gyeongchun-ro, Namya, HQ Permanent address: 468-40, Gyeongchun-ro, Namya, Korea

Điều 1: Thời hạn hợp đồng và công việc

Article 1: Contract duration and Scope of work

1.1. Loại hợp đồng

1.1. Type of Contract

-	Xác định thời hạn, 01 năm, từ ngày 28 tháng 02 năm 2022 đến hết ngày 27 tháng 02 năm 2023

Definite Term, 01 year, commencing from Feb 28th, 2022 to Feb 27 th, 2023.

-	Người sử dụng lao động có quyền chấm dứt Hợp đồng trước thời hạn nêu trên nếu người lao động không đáp ứng yêu cầu công việc

The Employer holds the right to terminate the Contract if the Employee does not meet requirements of work.

1.2. Địa điểm làm việc: Trụ sở Công ty

1.2. Work site: Office of Company

1.3. Chức danh chuyên môn: Quản lý đơn vị kinh doanh

1.3. Professional Title: Head of Business Unit

1.4. Công việc: Bên A sẽ chịu trách nhiệm quản lý và điều hành hoạt động kinh doanh của Công ty TNHH Thương mại Dream Space và Công ty TNHH Hottab Việt Nam.

1.4. Scope of Work: Party A shall be responsible for and manage the business operations of DREAM SPACE TRADING CO., LTD and HOTTAB VIETNAM CO., LTD.

Điều 2: Chế độ làm việc

Article 2: Working conditions

2.1. Thời gian làm việc

2.1. Work hours

-	40 giờ/tuần. từ thứ Hai đến thứ Sáu. Công ty bắt đầu làm việc từ 8h sáng

Thời gian làm việc cụ thể theo lịch làm việc của Công ty và sự phân công của Cán bộ quản lý.

40 hours/week, from Monday to Friday, start at 8:00 am

Work hours are scheduled as in Company’s policy and as assigned by the Manager.

-	Người lao động có thể được yêu cầu làm việc ngoài giờ vào ngày nghỉ, ngày lễ khi khách hàng cần hỗ trợ hoặc khi cần giao sản phẩm đúng hẹn cho khách hàng.

Weekend and public holidays may be requested for product delivery deadline or customer purpose.

2.2. Điều kiện làm việc

2.2. Work condition

Điều kiện an toàn và vệ sinh lao động tại nơi làm việc theo quy định của pháp luật hiện hành.

Conditions of labour safety and health at the workplace are in compliance with current laws and regulations.

2.3. Dụng cụ làm việc được cung cấp

2.3. Provided equipment/tools

Dụng cụ làm việc được cấp gồm đồ dùng văn phòng phẩm và quyền sử dụng các thiết bị văn phòng vào mục đích công việc.

Stationaries and access to office facilities are provided for work purposes.

Điều 3: Nghĩa vụ, quyền hạn và quyền lợi của người lao động

Article 3: Obligations, rights, and benefits of the Employee’s

3.1. Quyền lợi của Người lao động

3.1. Rights and Benefits of the Employee’s

3.1.1. Phương tiện đi lại làm việc: Cá nhân tự túc

3.1.1. Means of transportation: Self-provided

3.1.2. Tiền lương

3.1.2. Salary

- Lương tháng được tính dựa trên số ngày làm việc mỗi tháng.

Employee’s salary is calculated based on proper working- days per month.

-Lương thực nhận hàng tháng: 68.400.000 (Bằng chữ: Sáu mươi tám triệu bốn tram nghìn đồng)

-Net monthly salary: 68.400.000 vnd (In words: Sixty-eight million four hundred thousand dong)

- Thanh toán vốn chủ sở hữu một lần: Bên B có quyền phát hành cổ phiếu NASDAQ của Society Pass Incorporated trị giá 25.000 USD với giá cổ phiếu của Society Pass Incorporated NASDAQ là giá đóng cửa ngày 28 tháng 2 năm 2022.

- One time equity payment: Issuance of Society Pass Incorporated NASDAQ shares valued at US$25,000 with the share price of the Society Pass Incorporated NASDAQ shares to be the closing share price on 28 February 2022.

3.1.3. Hình thức trả lương

3.1.3. Method of payment

Lương được tính và được thanh toán bằng chuyển khoản/ tiền mặt vào ngày thứ 10 của tháng tiếp theo. Nếu ngày thứ 10 của tháng tiếp theo rơi vào cuối tuần hoặc ngày lễ, lương sẽ được thanh toán vào ngày thứ Hai của tuần kế tiếp hoặc ngày kế tiếp.

Salary shall be paid in cash or bank transfer monthly on the 10th of the following month. If the 10th of the following month falls at weekends or public holidays, salary shall be paid on Monday of the following week or the following day.

3.1.4. Tiền thưởng

3.1.4. Bonus

Theo quy định của công ty và dựa trên kết quả đạt được của dự án, tiền thưởng theo dự án mà nhân viên nhận được cho đóng góp của mình sẽ bằng % mức lương cơ bản của nhân viên. Số tiền thưởng này sẽ được tính toán dựa trên quyết định của Ban Giám Đốc cho mỗi dự án.

Under the Company’s regulations and subject to Company’s projects Target achievement, the payout will be % of your basic monthly salary. The amount of this percentage is calculated upon the executive board’s decision for each project.

3.1.5. Chế độ nâng lương

3.1.5. Salary Increment

Theo quy định của Công ty

Under the Company’s policy

3.1.6. Chế độ nghỉ ngơi

3.1.6. Time of Rest

Theo quy định của Công ty và pháp luật về luật lao động hiện hành

As regulated by the Company’s policy and existing labor law

3.1.7. Bảo hiểm xã hội và y tế

3.1.7. Social and Health Insurance

-	Người lao động được đóng bảo hiểm y tế và bảo hiểm xã hội đúng theo quy định của pháp luật về bảo hiểm.

Social and Health Insurance of the Employee will be paid in accordance with the regulations on insurance of Vietnamese law

3.1.8. Chế độ đào tạo

3.1.8. Professional Training

Người lao động sẽ được đào tạo theo chương trình của công ty

The employee shall be offered training under the Company’s programs

3.1.9. Thuế thu nhập cá nhân

3.1.9. Personal Income Tax

Công ty sẽ chịu trách nhiệm nộp thuế thu nhập cá nhân hộ người lao động. Số tiền sẽ được trừ trên lương hàng tháng của người lao động.

The Company shall take responsibility to pay personal income tax for the employee, this amount is deducted from the employee’s monthly salary.

3.2. Nghĩa vụ

3.2. Obligations

3.2.1. Thực hiện hợp đồng

3.2.1. Implementation of Contract

Hoàn thành những công việc đã cam kết trong hợp đồng lao động. Chấp hành nghiêm túc kỷ luật lao động, vệ sinh lao động và nội quy của đơn vị.

To fulfill the work requirements committed in this labor contract; to comply with working disciplines, rules of safety and health, and other internal regulations by the Company.

3.2.2. Bảo mật

3.2.2. Confidentiality

-	Trong quá trình làm việc, nhân viên có thể tham gia soạn thảo tài liệu, phát triển phần mểm hay những dự án đòi hỏi sự sáng tạo. Mọi sáng tạo trong quá trình này đều thuộc quyền sở hữu trí tuệ của công ty. Đối với những sáng tạo không thuộc dự án làm việc, Công ty có thể mua lại một phần hay tất cả quyền có liên quan đến ý tưởng và ý tưởng này có được do quá trình làm việc tại công ty, học hỏi từ các tài liệu, khóa đào tạo và sử dụng cơ sở vật chất của công ty.

As part of his / her activities, the employee might have to participate in document creation, software development, or other creative activities. All such creations are properties of the employer. Concerning creations not part of the missions, the employer might claim party of complete property against payment of fees when these creations have been produced by the employee using working facilities and equipments, thanks to knowledge acquired from documents, trainings, usage of the employer materials.

-	Phải tuân thủ nguyên tắc bảo mật thông tin đối với các tài liệu và đối với các phần mềm khác nhau mà nhân viên cần phải sử dụng để hoàn thành công việc của mình. Điều này có nghĩa tuyệt đối không cung cấp cho bất cứ ai thông tin về khách hàng, sản phẩm, nghiên cứu, thực hiện, tư vấn và các phần mềm được làm ra, hoặc cho các khách hàng của công ty, hoặc sử dụng trong nội bộ công ty, cũng như các thông tin, kết quả…liên quan đến tất cả công việc diễn ra tại công ty hay quan sát được ở công ty khách hàng.

Employee must ensure secrecy principles concerning information and all software used in realizing his / her mission. This means it is absolutely forbidden to provide to anyone with information on customer, products, research, realization, consulting, and developed software for clients of the employer or used in the employer including all information, research, results… related to all works realized by the employer or by clients of the employer.

-	Không sử dụng bất cứ Thông tin bảo mật nào của công ty cho mục đích cá nhân trong quá trình làm việc tại công ty cũng như sau khi chấm dứt hợp đồng lao động. Người lao động đồng ý không sử dụng thông tin bảo mật làm cơ sở để phát triển hoặc để bên thứ ba phát triển các dịch vụ, sản phẩm tương tự hoặc có tính cạnh tranh với các dịch vụ, sản phẩm của công ty.

Employee must not use any confidential information from the employer for personal mission, when working at the employer nor when have left the company. Employee agrees not to use confidential information acknowledged in work to develop or help a third party to develop a service, product equivalent or competing with services and products of the employer.

3.2.3. Chấm dứt hợp đồng

3.2.3. Termination of contract

Nếu nhân viên đơn phương chấm dứt hợp đồng lao động và không tuân theo quy định về thời gian báo trước khi nghỉ việc (trong thời gian làm việc 30 ngày nếu là Hợp đồng lao động xác định thời hạn một năm, ít nhất là 03 ngày làm việc nếu là lao động theo thời vụ hoặc một công việc nhất định có thời hạn dưới 12 tháng, ít nhất là 45 ngày nếu là Hợp đồng không xác định thời hạn), nhân viên sẽ không được hưởng trợ cấp thôi việc và phải bồi thường cho công ty nửa tháng lương cùng trợ cấp lương (nếu có) và một khoản tiền bồi thường tương đương với số tiền lương của người này cho số ngày làm việc còn lại lẽ ra cần phải thực hiện theo quy định.

If the employee unilaterally terminates the contract without respecting the notice period (30 days in respect of contract with definite term of one year, at least 03 working-day for employees for temporary employees or in respect of contract with less than 12 months of contract, at least 45 days in respect of contract with an indefinite term). The employee is not paid Resignation Allowance and he / she must pay to the Company half of the monthly salary and with allowance (if any) and indemnity equivalent to his / her salary for the number of working days normally covered by the notice period.

Điều 4: Nghĩa vụ và quyền hạn của người sử dụng lao động

Article 4: Obligations and Rights of the Employer’s

4.1. Thực hiện hợp đồng

4.1. Implementation of contract

-	Bảo đảm việc làm và thực hiện đầy đủ những điều đã cam kết trong hợp đồng lao động.

Assure job for the employee with terms and conditions committed in this labor contract.

-	Thanh toán đầy đủ, đúng thời hạn các chế độ và quyền lợi cho người lao động theo hợp đồng lao động, thỏa ước lao động tập thể (nếu có).

Fully and duly pay the employee all remuneration and other benefits as committed in this Labor Contract and the collective labor agreement (if any).

-	Đào tạo ban đầu: để đáp ứng nhu cầu của công việc, nhân viên sẽ tham dự một khóa đào tạo ban đầu. Trong suốt thời gian đào tạo ban đầu này, năng lực của nhân viên sẽ thường xuyên được theo dõi, đánh giá.

Initial training: to fulfill the need of work, the employee will participate to an initial training. During this initial training, performance of the employee will be regularly checked.

4.2. Chấm dứt hợp đồng

4.2. Terminate contract

-	Khi đơn phương chấm dứt hợp đồng lao động, phải báo bằng văn bản cho người lao động biết trước ít nhất 3 ngày với hợp đồng lao động dưới 1 năm, ít nhất 30 ngày nếu là hợp đồng xác định thời hạn từ 1 năm, ít nhất là 45 ngày nếu là hợp đồng không xác định thời hạn.

When a labor contract is unilaterally terminated, the employer must give written notice to the employee at least 3 days in respect of a contract with a definite term under 1 year, 30 days in respect of a contract with a definite term from 1 year, at least 45 days in respect of a contract with an indefinite term.

-	Khi hợp đồng lao động hết hạn mà người lao động vẫn tiếp tục làm việc thì trong thời hạn 30 ngày, kể từ ngày hợp đồng lao động hết hạn, hai bên phải ký hợp đồng lao động mới, nếu không ký kết hợp đồng lao động mới, hợp đồng đã giao kết trở thành hợp đồng không xác định thời hạn.

When a labor contract expires and the employee still continues to work, both parties have to conclude a new contract within 30 days from the expiration day of the labor contract, if there is no conclusion of a new labor contract, the signed contract shelf become a contract with indefinite term.

4.3. Quyền hạn của Người sử dụng lao động

4.3. Rights of Employer

-	Điều hành người lao động hoàn thành công việc theo hợp đồng (bố trí, điều chuyển, tạm ngừng việc…)

Manage the employee to complete the assignment in the contract (including disposition, transfer, and temporary suspension of his job…)

-	Có quyền đình chỉ hoặc áp dụng hình thức kỷ luật theo Luật lao động và Nội quy lao động hoặc chấm dứt Hợp đồng đối với Người lao động vi phạm nội quy, quy định của Công ty hoặc không đáp ứng các yêu cầu về sức khỏe cũng như chuyên môn.

Has the right to suspend or apply disciplinary measures according to labor law and regulations or terminate the contract of the Employees who has violated the regulations, rule of the Company or the health and ability could not meet the requirement of work.

-	Công ty sẽ không trả lương cho người lao động và chấm dứt hợp đồng lao động ngay lập tức trong các trường hợp sau:

The company shall not pay due or pending salary to the employee, and termination of the contract takes immediate effect in the cases where the Employee executes one of the following behaviors:

1.	Không tuân thủ nội quy Công ty

Not complying with company rules and policy

2.	Phá hoại danh tiếng của Công ty và/hoặc tín nhiệm từ khách hàng

Damaging company reputation and/or trust of customers’

3.	Không có khả năng nhận trách nhiệm với công việc được giao căn cứ theo nội quy công ty: 02 tháng đánh giá năng lực 01 lần. (Tại buổi đánh giá chất lượng nếu nhân viên không đáp ứng được điều kiện hoặc yêu cầu phía công ty đề ra tùy từng trường hợp công ty có quyền đơn phương chấm dứt hợp đồng với người lao động)

Do not have the ability to take on work responsibility with given tasks. Based on company policy: 01 performance assessment every 02 months. (During the assessment if the person cannot meet the conditions or requirements from the company depending on the case, the company has the rights to unilaterally end the contract with the employee).

4.	Ngăn chặn/ gây ảnh hưởng đến công việc của đồng nghiệp bằng cách chặn lối vào hệ thống (mã, máy chủ)

Interfering/negatively affecting colleagues/co-workers’ work by blocking system accesses (code, server)

5.	Ăn trộm tài sản của Công ty (dữ liệu, phần cứng)

Stealing Company’s assets (data, hardware)

6.	Vi phạm Thỏa thuận Bảo mật thông tin với Công ty

Breaching the Non-Disclosure Agreement

7.	Không bàn giao công việc trước khi nghỉ việc tại Công ty

Not handing work over before leaving job

8.	Nghỉ làm không báo trước (tự ý bỏ việc cộng dồn 05 ngày trong tháng hoặc 20 ngày nghỉ việc cộng dồn trong 01 năm)

Taking leave without advanced notice (Take more than total of 05 days off in a month or 20 days off in a year)

Điều 5: Điều khoản chung

Article 5: General provisions

5.1. Hiệu lực hợp đồng

5.1. Contract validity

-	Hợp đồng này có hiệu lực kể từ ngày kí

This labor contract shall be valid from the date of signing

-	Khi hai bên ký kết phụ lục hợp đồng thì nội dung của phụ lục hợp đồng cũng có giá trị như các nội dung của bản hợp đồng này.

When both parties sign the annex of this labor contract, it will be considered as part of this contract and has the same validity as the contents of this labor contract.

5.2. Áp dụng Luật Lao động

5.2. Application of the Labor Law

Những điều khoản không có trong hợp đồng này sẽ được áp dụng theo luật lao động Việt Nam.

Other terms and conditions, which are not defined in this contract, will be in accordance with the Vietnamese Law

5.3. Bản sao

5.3. Contract copies

Hợp đồng lao động được làm thành hai bản có giá trị như nhau, mỗi bên giữ một bản và có hiệu lực từ ngày ký.

This labor contract is made in two copies which are equally valid; each party shall keep one copy which shall be valid from signed day.

Người sử dụng lao động Employer NGUYEN THI TRUNG ANH	Người lao động Employee SEO JUN HO